Exhibit 24.1

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint MARK A. ROCHE, ELIZABETH R. LANE and LAUREN S. TASHMA, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute and file, as applicable, any and all documents and instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of 1933, as amended, of the Registration Statement on Form S-8 of the Fortune Brands, Inc. 2005 Non-Employee Director Stock Plan and all amendments (including post-effective amendments) or supplements thereto, or any new or revised prospectus supplements, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Fortune Brands, Inc. and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments, post-effective amendments or supplements thereto:

Signature	Title	Date

/s/ Norman H. Wesley Norman H. Wesley	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 29, 2005

/s/ Craig P. Omtvedt Craig P. Omtvedt	Senior Vice President and Chief Financial Officer (principal financial officer)	April 29, 2005

/s/ Nadine A. Heidrich Nadine A. Heidrich	Vice President and Corporate Controller (principal accounting officer)	April 29, 2005

/s/ Patricia O. Ewers Patricia O. Ewers	Director	April 29, 2005

/s/ Thomas C. Hays Thomas C. Hays	Director	April 29, 2005

/s/ Pierre E. Leroy Pierre E. Leroy	Director	April 29, 2005

/s/ Gordon R. Lohman Gordon R. Lohman	Director	April 29, 2005

/s/ Eugene A. Renna Eugene A. Renna	Director	April 29, 2005

/s/ J. Christopher Reyes J. Christopher Reyes	Director	April 29, 2005

/s/ Anne M. Tatlock Anne M. Tatlock	Director	April 29, 2005

/s/ David M. Thomas David M. Thomas	Director	April 29, 2005

/s/ Peter M. Wilson Peter M. Wilson	Director	April 29, 2005

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